Exhibit 10.1

EXECUTION VERSION

SHARE REPURCHASE AGREEMENT

dated as of

March 2, 2015

between

ING Groep, N.V.

and

Voya Financial, Inc.

i

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement, dated as of March 2, 2015 (this “Agreement”), is made between ING Groep N.V., a public limited liability company formed under the laws of the Netherlands (“ING Group”), and Voya Financial, Inc., a Delaware corporation (the “Company”).

WHEREAS, on March 2, 2015, the Company received notice from ING Group that ING Group intends to offer and sell shares of common stock of the Company, par value $0.01 (the “Common Stock”) pursuant to the shelf registration statement filed by the Company on June 18, 2014 in an underwritten registered offering (the “Secondary Offering”);

WHEREAS, concurrently with the Secondary Offering, ING Group wishes to sell to the Company, and the Company wishes to purchase from ING Group, shares of Common Stock on the terms and subject to the conditions set forth in this Agreement (the “Repurchase Transaction); and

WHEREAS, the board of directors of the Company (the “Board”) has formed an independent committee of the Board (the “Independent Committee”) comprised solely of independent directors and the Independent Committee has approved the Repurchase Transaction.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Article 1

SALE AND REPURCHASE

1.1 Repurchase. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), ING Group shall sell and transfer to the Company, and the Company shall purchase from ING Group, a number of shares of Common Stock (the “Repurchased Shares”) equal to (a) $600,000,000 divided by (b) the Per Share Purchase Price (defined below), rounded down to the nearest whole share, provided, however, that if the number of Repurchased Shares as so calculated, when added to the number of shares of Common Stock being sold by ING Group pursuant to the Secondary Offering (without giving effect to a potential sale by ING Group of additional shares of Common Stock pursuant to a “green shoe” election) is less than 45,617,374, then the number of Repurchased Shares shall be reduced until the number of Repurchased Shares does not exceed twenty-five percent (25%) of the aggregate number of Repurchased Shares and shares of Common Stock being sold by ING Group in the Secondary Offering (without giving effect to a potential sale by ING Group of additional shares of Common Stock pursuant to a “green shoe” election). The price for each Repurchased Share will be the per share price to be paid by the underwriters to the Selling Stockholder in connection with the Secondary Offering, pursuant to that certain underwriting agreement (the “Underwriting Agreement”) to be entered into by and between ING Group and each of the underwriters party thereto (which price ING Group hereby represents to the Company is net of all underwriting compensation, discounts, fees and commissions payable by ING Group to the underwriters in connection with the Secondary Offering) (the “Per Share Purchase Price”).

1.2 Closing. The closing of the Repurchase Transaction (the “Closing”) shall be held at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 at the time specified for the closing in the Underwriting Agreement, subject to the satisfaction or waiver of the conditions set forth in Section 1.3 below (the date on which the Closing actually occurs is referred to herein as the “Closing Date”). At the Closing:

(a) ING Group shall deliver or cause to be delivered to the Company all right, title and interest in and to the Repurchased Shares, free and clear of all liens, claims, security interests and other encumbrances (collectively, “Encumbrances”), together with all documentation reasonably necessary to transfer to the Company such right, title and interest; and

(b) the Company shall pay to ING Group the aggregate Per Share Purchase Price for the Repurchased Shares in immediately available funds by wire transfer to an account in accordance with the instructions provided by ING Group to the Company no later than two (2) business days prior to the Closing.

1. 3 Closing Conditions.

(a) The obligation of ING Group to sell the Repurchased Shares to the Company and the obligation of the Company to purchase and pay for the Repurchased Shares on the Closing Date are subject to the consummation of the Secondary Offering.

(b) The obligation of the Company to purchase and pay for the Repurchased Shares on the Closing Date is subject to the satisfaction or waiver of the following additional conditions:

(i) each representation and warranty made by ING Group in Article 2 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date; and

(ii) that after giving effect to the Repurchase Transaction (A) the actual, current value of the assets of the Company will exceed the total amount of the Company’s total liabilities by an amount greater than the Company’s capital as defined in the Delaware General Corporation Law; (B) the Company will be able to pay its liabilities as they become absolute and mature; (C) the Company will not have an unreasonably small amount of capital for the business in which it is engaged or intends to engage; and (D) the Company will be able to continue as a going concern.

(c) The obligation of ING Group to sell the Repurchased Shares on the Closing Date is subject to the additional condition that each representation and warranty made by the Company in Article 3 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Article 2

REPRESENTATIONS AND WARRANTIES OF ING GROUP

ING Group hereby makes the following representations and warranties to the Company:

2.1 Existence. ING Group has been duly formed and is validly existing under the laws of the Netherlands.

2.2 Power and Authority. ING Group has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

2.3 Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of ING Group and constitutes a valid and binding agreement of ING Group enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

2.4 No Conflicts. The execution, delivery and performance by ING Group of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which ING Group is a party or by which ING Group is bound, (b) result in any violation of the provisions of the organizational documents of ING Group or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not materially and adversely affect the sale of the Repurchased Shares and the consummation of any other transaction herein contemplated.

2.5 Title. As of the date hereof and immediately prior to the delivery of the Repurchased Shares at the Closing, ING Group is, and will be, the sole legal and beneficial owner of, and holds, and will hold, good and valid title to the Repurchased Shares, free and clear of all Encumbrances.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to ING Group:

3.1 Existence. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

3.2 Power and Authority. The Company has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

3.3 Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

3.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (b) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach violation or default that would not materially and adversely affect the purchase of the Repurchased Shares and the consummation of any other transaction herein contemplated.

3.5 Sufficient Funds. The Company will have, as of the Closing Date, access to legally available funds sufficient to consummate the Repurchase Transaction.

Article 4

MISCELLANEOUS

4.1 Termination. This Agreement (a) may be terminated prior to the Closing (i) by mutual written consent of the Company and ING Group or (ii) by either the Company or ING Group on or after 6:00 p.m. EDT on March 16, 2015 if the Closing shall not have occurred by such date, or (b) shall terminate without the need for further action by any party hereto if the Underwriting Agreement has not been entered into, and the Per Share Purchase Price has not been established, by 6:00 p.m. EST on March 5, 2015.

4.2 Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents, and take such other actions consistent with the terms of this Agreement, as the other party may reasonably require from time to time in order to carry out the purposes of this Agreement.

4.3 Survival. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby.

4.4 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the parties hereto.

4.5 Assignment; Binding Agreement. This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and neither party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other party.

4.6 No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.

4.7 Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof.

4.8 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

4.9 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely on the signatures so transmitted to the same extent and effect as if they were original signatures.

4.10 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

4.11 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated thereby; provided, that such consent to jurisdiction is solely for the purpose referred to in this Section 4.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each of the parties hereby agrees not to commence any such action, suit or proceeding other than before one of the above-named courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.12 Notices.

(a) Unless otherwise provided in this Agreement, all notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed telecopy or sent by registered or certified mail, return receipt requested, postage prepaid, provided that such delivery is completed during normal business hours of the recipient, failing which such notice shall be deemed to have been given on the next business day, (ii) on the next business day if sent by overnight courier and delivered on such business day within ordinary business hours and, if not, the next business day following delivery; and (iii) when received, if received during normal business hours and, if not, the next business day after receipt, if delivered by means other than those specified above. Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section.

If to ING Group, to:

ING Groep N.V.

Bijlmerplein 888

1102 MG Amsterdam Zuidoost

The Netherlands

Attention: General Counsel

Fax: +31 (0) 20 576 0950

If to the Company:

Voya Financial, Inc.

230 Park Avenue

New York NY 10169

Attention: Executive Vice President and Chief Legal Officer

e-mail: bridget.healy@voya.com

Fax: 212 309 6581

4.13 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

In witness whereof, the parties have caused this Share Repurchase Agreement to be executed and delivered as of the date first above written.

ING GROEP N.V.

By:	/s/ C. BLOKBERGEN
Name: C. Blokbergen
Title: Head of Corporate Legal Department

By:	/s/ DIEDERIK SILLEVIS SMITT
Name: Diederik Sillevis Smitt
Title: Authorized Representative

VOYA FINANCIAL, INC.

By:	/s/ ALAIN M. KARAOGLAN
Name: Alain M. Karaoglan
Title: Executive Vice President and Chief Operating Officer

By:	/s/ EWOUT L. STEENBERGEN
Name: Ewout L. Steenbergen
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Share Repurchase Agreement]